Exhibit 8.1

SUBSIDIARIES OF ARCADIS N.V.

CONSOLIDATED COMPANIES (as of December 31, 2005)

Entity	Jurisdiction
ARCADIS G & M, Inc.	Delaware
ARCADIS Nederland B.V.	The Netherlands
ARCADIS Europe B.V.	The Netherlands
ARCADIS USA B.V.	The Netherlands
ARCADIS Latin America B.V.	The Netherlands
ARCADIS International B.V.	The Netherlands
PRC B.V.	The Netherlands
ARCADIS Asia B.V.	The Netherlands
AYH plc Holding	United Kingdom
ARCADIS North America	Colorado
ARCADIS Construction Services LLC	Colorado
ARCADIS Corporate Services, Inc.	Colorado
ARCADIS G&M of Michigan, LLC	Michigan
Reese, Macon and Associates, Inc.	Florida
ARCADIS G&M of Ohio, Inc.	Ohio
Lawson, Noble & Webb, Inc.	Florida
ARCADIS US Holdings, Inc.	Colorado
Bessent, Hammink & Ruckman, Inc.	Florida
Diversity Partners, Inc.	Maryland
ARCADIS Peru Holdings, LLC	Colorado
ARCADIS Devolpment, LLC	Colorado
ARCADIS Greystone, Inc.	Colorado
Blasland, Bouck & Lee, Inc.	NY
ARCADIS Capital, Inc.	Colorado
Giffels Associates	Mexico
ARCADIS G&M of Ohio A&E, LLC	Ohio
Construction Dynamics Group, Inc.	Maryland
Lewis and Zimmerman Associates, Inc.	Maryland
ARCADIS G&M of Michigan, LLC	Michigan
CDG International, Ltd	United Kingdom
ARCADIS G&M del Peru, SAC	Peru
Clear Creek Station, LLC	Colorado
Rivertown Development LLC	CA
Greystone Environmental Consultants, Inc. Arizona	Colorado
Greystone Environmental Consultants, Inc. California	Colorado
Greystone Environmental Consultants, Inc. Colorado	Colorado
Greystone Environmental Consultants, Inc. Wyoming	Colorado
Greystone Canada, Inc.	Canada
BBL Envrionmental Services, Inc.	Florida
Triangle Economic Research, LLC	NC
Glacier Creek Properties Companies	NY
Cranbury Properties Company	NY
ARCADIS Regio B.V.	The Netherlands
ARCADIS PlanRealisatie B.V.	The Netherlands
ARCADIS Geo- en Vastgoedinformatie B.V.	The Netherlands
B.V. Boreon	The Netherlands
Onroerend Goed Balkenweg B.V.	The Netherlands
ARCADIS Infra B.V.	The Netherlands
ARCADIS Support B.V.	The Netherlands

ARCADIS Euroconsult B.V.	The Netherlands
ARCADIS Bouw en Vastgoed B.V.	The Netherlands
ARCADIS FM Beheer B.V.	The Netherlands
ARCADIS Enterprises B.V.	The Netherlands
ARCADIS Ruimte en Milieu B.V.	The Netherlands
LB&P Ecologisch Advies B.V.	The Netherlands
ARCADIS Projecten B.V.	The Netherlands
Stedebouwkundig Adviesbureau Witpaard-Partners B.V.	The Netherlands
Micon Bedrijfsadviseurs Milieu B.V.	The Netherlands
Serasea B.V.	The Netherlands
Heidemij Realisatie 3 B.V.	The Netherlands
Copijn Utrecht Holding B.V.	The Netherlands
Heidemij Realisatie Deutschland GmbH	Germany
Glastuinverplaatsing Leidsche Rijn B.V.	The Netherlands
Ontwikkelings Maatschappij Floris V CV	The Netherlands
Bio Science Park I B.V.	The Netherlands
B.V. Venlo TPN	The Netherlands
ROW de Ruiter B.V.	The Netherlands
Stationswijk B.V.	The Netherlands
Heidemij Realisatie II B.V.	The Netherlands
Heidemij Realisatie I B.V.	The Netherlands
Konijn Hoorn Machinebouw B.V.	The Netherlands
Copijn Utrecht B.V.	The Netherlands
Copijn Utrecht International Tree Services B.V.	The Netherlands
Copijn Utrecht Tuin en Landschapsarchitecten B.V.	The Netherlands
Copijn Utrecht Eurobomen B.V.	The Netherlands
Copijn Utrecht Boomchirurgen B.V.BA	Belgium
Copijn Luxemburg SA	Luxembourg
Atlantis GmbH	Germany
Vastgoed Data B.V.	The Netherlands
KLM Aerocarto B.V.	The Netherlands
Ilis B.V.	The Netherlands
KLM Aerocarto NV	Suriname
Transcad Ltd	Egypt
KLM Aerocarto Belgium B.V.BA	Belgium
Autarcis B.V.	The Netherlands
ARCADIS BMB Management Consultants B.V.	The Netherlands
Ilis/GMI B.V.	The Netherlands
Ilis/Ilaco B.V.	The Netherlands
Environmental Forestry Development	The Netherlands
GP Kenia B.V.	The Netherlands
Ingenieursbureau Grabowsky & Poort International B.V.	The Netherlands
ARCADIS Caribbean N.V.	Curacao
ARCADIS St. Maarten N.V.	St. Marteen
ARCADIS Curaçao N.V.	Curaçao
ARCADIS Bonaire N.V.	Bonaire
Grabowsky&Poort Puerto Rico Inc.	Puerto Rico
ARCADIS AQUMEN Facility Management B.V.	The Netherlands
ARCADIS Deutschland GmbH	Germany
ARCADIS Ekokonrem Sp.z.o.o.	Poland
ARCADIS Belgium N.V.	Belgium
ARCADIS Holding France S.A.	France
ARCADIS Geraghty & Miller International Limited	United Kingdom
Profil Sp. Z o.o.	Poland
ARCADIS Polska Sp. z o o.	Poland
ARCADIS Grabowski Grabowska	Poland

ARCADIS UK Limited	United Kingdom
ARCADIS Consult GmbH	Germany
ACD Vermessung GmbH	Germany
ARCADIS Cert GmbH	Germany
ARCADIS Bauconsult GmbH	Germany
ARCADIS Ingenieure Halle GmbH	Germany
ARCADIS Liegenschaftsentwicklung GmbH	Germany
ARCADIS HOMOLA AG	Germany
LGU Labor fur Geotechnik und Umwelt GmbH	Germany
ARCADIS Projektmanagement s.r.o.	Czech Republic
AYH Homola Projects GmbH	Germany
ECO2 Sp. z o o.	Poland
Starke Diekstra N.V.	Belgium
ARCADIS Gedas N.V.	Belgium
ARCADIS Lapere N.V.	Belgium
ARCADIS Fally N.V.	Belgium
ARCADIS Domus FM	Belgium
S.W.K. N.V.	Belgium
Constructor N.V.	Belgium
CW N.V.	Belgium
ARCADIS FCI S.A.S.	France
Europe Etudes Gecti (EEG)	France
ARCADIS ESG	France
Sobesol	France
Geotechnika	Czech Republic
Mecasol	France
Eurometudes	Rumania
GOEFOS	Slovakia
Terence E Dudley & Associates	United Kingdom
ARCADIS Chile S.A.	Chile
ARCADIS Brasil Ltda	Brazil
ARCADIS US Holding, Inc.	Delaware
ARCADIS Geotecnica S.A.	Chile
GC Consultores Geotecnicos	Peru
Geotecnica Consultores Ltd	Argentina
Arcadis Geotécnica Bouw Infra Ltda.	Chile
Consorcio Arcadis Geotecnica Mimetal Ltda.	Chile
Inversiones de Infraestructura Cabo de Hornos Ltda.	Chile
ARCADIS Logos Engenharia S.A.	Brazil
ARCADIS Logos Energia S.A.	Brazil
Enerconsult S.A.	Brazil
ARCADIS Hidro-Ambiente S.A.	Brazil
ARCADIS Tetraplan S.A.	Brazil
PRC Training B.V.	The Netherlands
ARCADIS Construction Consulting co, ltd	Shanghai
AYH ESOP Ltd	United Kingdom
AYH Sarl	France
AYH Homola Polska Sp zoo	Poland
AYH Brown Ltd	Scotland
Summerfield Robb Clark Ltd	Scotland
Robert Shanks Projects Ltd	United Kingdom
Noble Projects Management Ltd	United Kingdom
PMGlobal UK Ltd	United Kingdom
Homola AYH Ltd	United Kingdom
SMP / AYH Ltd	Ireland
AYH Mace Ltd	United Kingdom

NON-CONSOLIDATED COMPANIES

Entity	Jurisdiction
Stichting Fagoed	The Netherlands
Dynamicon B.V.	The Netherlands
EMDEME SA	Portugal
Ecosystems B.V.	The Netherlands
Combinatie Oost-Achterhoek B.V.	The Netherlands
Urbanet B.V.	The Netherlands
Brainliner B.V.	The Netherlands
Vermeer-Heidemij v.o.f.	The Netherlands
Waterwolf Dienstverlening Buitenruimte B.V.	The Netherlands
Siberië CV	The Netherlands
Bio Science Park CV	The Netherlands
Grubbenvorst v.o.f.	The Netherlands
VOF Meinga	The Netherlands
Eurotree GmbH	Germany
Guard B.V. i.o.	The Netherlands
Adviseurs Bouwplan Ontwikkeling BGN Partners B.V.	The Netherlands
Aronsohn ARCADIS Oosterdokseiland VOF	The Netherlands
Somerset	Maryland
Sahelconsult Sarl, Ouagadougou	Burkina Faso
Afid Consultants Sarl	Senegal
Euroconsult para Latinoamerica y el Caribe SA.	El Salvador
Darwish Consulting Engineers	Egypt
Euroconsult Pakistan Ltd.	Pakistan
Brazilian Venture Consultants Ltda.	Brazil
Ilaco do Brazil Ltda.	Brazil
Ilaco Suriname N.V.	Suriname
Eurasia Consult Ltd	Kazachstan
ARCADIS Konsult JSC	Russia
Surgroma N.V.	Suriname
CV Oude Grachtpad	The Netherlands
Umweltlabor Westpfalz GmbH	Germany
Interplan Environmental Systems GmbH	Germany
Eurolabors AG	Germany
Braun & Schlokermann-ARCADIS Planungsgesellschaft mbH	Germany
EuroPartners Consult Ltd.	Kazachstan
Jaakko Poyry Geotecnica Ltd	Chile
Proyectos Aeroportuarios Ltd	Chile
ORSA	Chile
Consorcio Reg. GC JRI Ing. Ltda	Chile
Consorcio Scetaroute-Grimaux, Varde, Geotécnica Ltda.	Chile
Consorcio Geotécnica JRI S.A.	Chile
Biogás Energia Ambiental S.A.	Brazil
PIE-RP Termelétrica S.A.	Brazil
Cocal Termelétrica S.A.	Brazil
Cocal Termelétrica S.A.	Brazil
Breitener Energética S.A.	Brazil
Hidropower Energia S.A.	Brazil
Tupan Energia Eletrica S.A.	Brazil
V.O.F. Stationseiland	The Netherlands
V.O.F. De Ruijterkade	The Netherlands
V.O.F. X-Pact	The Netherlands
V.O.F. Modieslab	The Netherlands

V.O.F. EMC STARC	The Netherlands
Geodynamique et Structure	France
Getu	Tunisia
SEM Savoie Labo	France
Geomechanika, s.r.o.	Czech Republic
Solidex, a.s.	Czech Republic
Kamex, s.r.o.	Czech Republic
Geoprojekt, s.r.o.	Czech Republic
Terratech, spol. S.r.o.	Czech Republic
Terratec, spol. S.r.o.	Czech Republic
Geoinzenyring, s.r.o.	Czech Republic
ZPD d.d.	Croatia
Innovated Tree Services LLC	Delaware
The GIS Foundation Partnership (Joint Venture)	North Carolina
ARCADIS/BPA- Joint Venture	Georgia
Global Rail Consortium LLC	Florida
ARCADIS — ENERGY Y Associados, SA (Consortium)	Peru
Encore Environmental Consortium, LLC	MI
Environmental Engineering Associates, LLP	NY
Blasland, Bouck & Lee/TAMS Consultants, Inc. (New York Joint Venture)	NY